                                                                    EXHIBIT 99.2


[WEATHERFORD LOGO]                                                  News Release


          WEATHERFORD REPORTS FIRST QUARTER RESULTS OF $0.27 PER SHARE Simplified Divisional Structure Reflects Optimal Business Unit Alignment

HOUSTON, May 5, 2003 - - Weatherford International Ltd. (NYSE: WFT) today reported 2003 first quarter revenues of $589.3 million and net income of $33.6 million, or $0.27 per diluted share. In the first quarter of 2002, revenues and net income were $568.2 million and $45.2 million ($0.36 per diluted share), respectively.

On a sequential basis, first quarter revenues and operating income increased one percent and 23 percent above the fourth quarter of 2002, respectively. Diluted earnings per share increased to $0.27 per share in the first quarter from $0.25 per share in the fourth quarter, which included $8.0 million (or $5.6 million net of taxes) of non-operating gains, primarily from the sale of assets.

The first quarter 2003 operating income reflected the benefits of the initial phase of recovery in North American drilling activity and cost reduction initiatives undertaken in the prior quarter, offset by activity declines due to turmoil in Venezuela, Nigeria and military actions in the Middle East.

The Company also announced today a change in the alignment of its business segments forming two divisions, Drilling Services and Production Systems, out of three. This realignment was undertaken to improve the Company's ability to serve its customers' interests, better coordinate Weatherford's business efforts across divisions, accelerate the delivery of strategic technologies to the marketplace and generate substantial operating efficiencies across the Company. The attached statements of income have been prepared on the new divisional basis.

DRILLING SERVICES

This division encompasses the Company's product and service lines dedicated to drilling and well services, including drilling, well construction and well intervention products and services. It also includes new technologies in the early phase of commercialization such as Solid Expandables and Drilling with Casing. Revenues in the first quarter of 2003 were $345.7 million, slightly below the level of the preceding fourth quarter of 2002. Operating income of $64.3 million was 21 percent higher on the same sequential basis. Sequentially strong revenue growth in the United States and Canada offset regional declines in Europe, Middle East, Africa and Latin America, contributing to more than a 300 basis point improvement in divisional operating profit margin.

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PRODUCTION SYSTEMS

This division encompasses the Company's completion, artificial lift and specialty chemicals business units including emerging technology businesses of Expandable Sand Screen, Intelligent Well and Production Optimization systems. Revenues in the first quarter were $243.7 million, or five percent, higher on a sequential basis. Strong revenue performances in North America and Europe/West Africa were somewhat offset by a decline in Latin America and Asia Pacific. A sequential operating profit decline of six percent reflected product mix.

The Company's Research and Development expenditures of $20.0 million declined 18 percent sequentially due principally to high costs for prototype development in the fourth quarter of 2002.

Weatherford is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs approximately 15,000 people worldwide.

                                      # # #


Contact: Don Galletly       (713) 693-4148
         Lisa Rodriguez     (713) 693-4746


This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford's prospects for its operations and the successful integration of the plan of restructuring, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.'s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the demand for and pricing of Weatherford's products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.
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                         WEATHERFORD INTERNATIONAL LTD.
                   Consolidated Condensed Statements of Income
                      (In 000's, Except Per Share Amounts)


                                                            Three Months
                                                           Ended March 31,
                                                     --------------------------
                                                       2003              2002
                                                     ---------        ---------
Net Revenues:
       Drilling Services                             $ 345,676        $ 338,359
       Production Systems                              243,662          229,890
                                                     ---------        ---------
                                                       589,338          568,249
                                                     ---------        ---------
Operating Income (Loss):
       Drilling Services                                64,333           73,898
       Production Systems                               30,643           35,749
       Research and Development                        (19,999)         (16,984)
       Equity in Earnings                                4,562            6,853
       Corporate Expenses                               (9,814)          (9,280)
                                                     ---------        ---------
                                                        69,725           90,236
Other Income (Expense):
       Other, Net                                         (249)           2,049
       Currency Loss                                    (2,322)          (2,808)
       Interest Expense, Net                           (20,808)         (20,956)
                                                     ---------        ---------
Income Before Income Taxes                              46,346           68,521
Provision for Income Taxes                             (12,745)         (23,302)
                                                     ---------        ---------
Net Income                                           $  33,601        $  45,219
                                                     =========        =========
Earnings Per Share:
    Basic                                            $    0.28        $    0.38
    Diluted                                          $    0.27        $    0.36

Weighted Average Shares Outstanding:
    Basic                                              121,185          119,161
    Diluted                                            126,554          133,807

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                         WEATHERFORD INTERNATIONAL LTD.
                            Supplemental Information
                                   (In 000's)


                                                             Three Months
                                                            Ended March 31,
                                                       -------------------------
                                                         2003             2002
                                                       --------         --------
Geographic Revenues:
    Eastern Hemisphere                                 $235,957         $241,705
    United States                                       199,310          196,421
    Canada                                              108,608           82,230
    Latin America                                        45,463           47,893
                                                       --------         --------
                                                       $589,338         $568,249
                                                       ========         ========
Depreciation and Amortization:
    Drilling Services                                  $ 42,425         $ 39,422
    Production Systems                                   11,848            9,364
    Research and Development                              1,285              725
    Other                                                   728              523
                                                       --------         --------
                                                       $ 56,286         $ 50,034
                                                       ========         ========
Research and Development:
    Drilling Services                                  $ 10,077         $  7,419
    Production Systems                                    9,922            9,565
                                                       --------         --------
                                                       $ 19,999         $ 16,984
                                                       ========         ========

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                         WEATHERFORD INTERNATIONAL LTD.
                          Historical Divisional Results
                                   (In 000's)


                                                         Drilling      Production
                                                         Services       Systems
                                                         --------      ----------
For the Three Months Ended:
    December 31, 2002:
       Revenues                                          $349,028       $232,857
       Operating Income                                    53,222         32,515
       Depreciation and Amortization                       43,307         11,546
       Research and Development                             9,680         14,759

    September 30, 2002:
       Revenues                                          $347,536       $237,394
       Operating Income                                    66,267         28,488
       Depreciation and Amortization                       42,609         10,716
       Research and Development                             8,753         10,871

    June 30, 2002:
       Revenues                                          $339,944       $253,922
       Operating Income                                    67,124         39,997
       Depreciation and Amortization                       40,982         10,772
       Research and Development                             7,609         10,930

    March 31, 2002:
       Revenues                                          $338,359       $229,890
       Operating Income                                    73,898         35,749
       Depreciation and Amortization                       39,422          9,364
       Research and Development                             7,419          9,565